EXHIBIT 99-A

FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT, dated as of September 19, 2002, amends and modifies a certain Credit Agreement, dated as of April 30, 2002 (the “Credit Agreement”), among OTTER TAIL CORPORATION, a Minnesota corporation (the “Borrower”), U.S. BANK NATIONAL ASSOCIATION, as Agent (in such capacity, the “Agent”), and the Banks, as defined therein. Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

     FOR VALUE RECEIVED, the Borrower, the Agent and the Banks agree that the Credit Agreement is amended as follows.

ARTICLE I — AMENDMENT TO THE CREDIT AGREEMENT

     1.1 Contingent Liabilities. Section 9.9 is amended by deleting “and” before subsection (v), and adding the following new subsection at the end of such Section:

“and (vi) guaranty by the Guarantor of the obligations of the Borrower in respect of up to $40,000,000 of Insured Senior Notes due October 1, 2017, as described in a Prospectus dated September 11, 2002 and a prospectus supplement dated on or about September 19, 2002.”

     1.2 Construction. All references in the Credit Agreement to “this Agreement”, “herein” and similar references shall be deemed to refer to the Credit Agreement as amended by this Amendment.

ARTICLE II — REPRESENTATIONS AND WARRANTIES

     To induce the Agent and the Banks to enter into this Amendment and to make and maintain the Loans under the Credit Agreement as amended hereby, the Borrower hereby warrants and represents to the Agent and the Banks that it is duly authorized to execute and deliver this Amendment, and to perform its obligations under the Credit Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding agreement of the Borrower, enforceable in accordance with its terms.

ARTICLE III — CONDITIONS PRECEDENT

     This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

     3.1 Warranties. Before and after giving effect to this Amendment, the representations and warranties in Article VII of the Credit Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Credit Agreement. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

     3.2 Defaults. Before and after giving effect to this Amendment, no Default and no Event of Default shall have occurred and be continuing under the Credit Agreement. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

     3.3 Documents. The following shall have been executed and delivered to the Agent:

     (a)  This Amendment, executed by the Borrower, the Agent and the Required Banks; and

     (b)  The Acknowledgment in the form attached hereto, executed by the Guarantor;

and the Borrower shall have paid to the Agent an amendment fee of $6,000, of which $2,000 shall be paid to each Bank.

ARTICLE IV — GENERAL

     4.1 Expenses. The Borrower agrees to reimburse the Agent upon demand for all reasonable expenses (including reasonable attorneys’ fees and legal expenses) incurred by this Agent in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith.

     4.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

     4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

     4.4 Law. This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder.

     4.5 Successors; Enforceability. This Amendment shall be binding upon the Borrower, and Agent and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent and the Banks and the successors and assigns of the Agent and the Banks. Except as hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Minneapolis, Minnesota by their respective officers thereunto duly authorized as of the date first written above.

OTTER TAIL CORPORATION

By: /s/ Kevin G. Moug

Title: CFO & Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Agent and a Bank

By: /s/ Randy A. Salzwedel
Randy A. Salzwedel Vice President

BANK ONE, N.A., as a Bank

By: /s/ Sharon K. Webb

Title: Associate Director

BANK HAPOALIM B.M., as a Bank

By:

Title:

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ACKNOWLEDGMENT AND JOINER

     Reference is made to the Guaranty, dated as of April 30, 2002 (the “Guaranty”) pursuant to which the undersigned, as Guarantor (the “Guarantor”) has guaranteed payment and performance of obligations of Otter Tail Corporation (the “Borrower”) to U.S. Bank National Association, as Agent, and the Banks (the “Creditors”) under the Credit Agreement among the Borrower and the Creditors dated as of April 30, 2002 (the “Credit Agreement”) and under each Note and Loan Document, as defined in the Credit Agreement. The Guarantor acknowledges that it has received a copy of the proposed First Amendment to the Credit Agreement, to be dated on or about September 19, 2002 (the “Amendment”). The Guarantor agrees and acknowledges that the Amendment shall in no way impair or limit the right of the Creditors under the Guaranty, and confirm that by the Guaranty, the Guarantor continues to guaranty payment and performance of the obligations of the Borrower to the Bank under the Credit Agreement as amended pursuant to the Amendment. The Guarantor hereby confirms that the Guaranty remains in full force and effect, enforceable against the Guarantor in accordance with its terms.

Dated as of September 19, 2002

VARISTAR CORPORATION

By: /s/ Kevin G. Moug

Title: CFO & Treasurer

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